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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SEACOR Holdings Inc. for the registration of $138,500,000 in aggregate principal amount of guarantee of debt securities issued by Seabulk International, Inc. and to the incorporation by reference therein of our reports dated March 14, 2005, with respect to the consolidated financial statements and schedule of SEACOR Holdings Inc., SEACOR Holdings Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of SEACOR Holdings Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New Orleans, Louisiana
February 6, 2006

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Consent of Independent Registered Public Accounting Firm